UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 26, 2006

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 26, 2006, Amgen Inc. (the “Company”) announced its unaudited results of operations for the three months ended December 31, 2005 and unaudited financial condition for the period then ended. Set forth on the attached Exhibit 99.1 are the Company’s unaudited (i) Condensed Consolidated Statement of Operations for the three months ended December 31, 2005 and 2004, (ii) Product Sales Detail for the three months ended December 31, 2005 and 2004, and (iii) Condensed Consolidated Balance Sheets as of December 31, 2005 and 2004.

Item 9.01.	Financial Statements and Exhibits

The following exhibit will be deemed “filed” and incorporated by reference into any filing of Amgen Inc. with the Securities and Exchange Commission, whether made before or after the date hereof.

Exhibit No.	Description
99.1	Unaudited Condensed Consolidated Statement of Operations for the three months ended December 31, 2005 and 2004, Unaudited Product Sales Detail for the three months ended December 31, 2005 and 2004, and Unaudited Condensed Consolidated Balance Sheets as of December 31, 2005 and 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: February 13, 2006	By:	/s/ Richard D. Nanula
	Name:	Richard D. Nanula
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Unaudited Condensed Consolidated Statement of Operations for the three months ended December 31, 2005 and 2004, Unaudited Product Sales Detail for the three months ended December 31, 2005 and 2004, and Unaudited Condensed Consolidated Balance Sheets as of December 31, 2005 and 2004.